UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

Diadexus, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

349 Oyster Point Boulevard, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2015, the Board of Directors (the “Board”) of diaDexus, Inc. (the “Company”) approved the issuance of a warrant to purchase 112,667 shares of the common stock of the Company (“Common Stock”) with an exercise price of $6.00 per share (or 1,690,000 shares of Common Stock with an exercise price of $0.40 per share as adjusted to reflect the Company’s recently effected reverse stock split) to Lori Rafield, Ph.D., the Company’s Chief Executive Officer (the “Warrant”).  The Warrant bears an exercise price above the fair market value of the common stock of the Company and was issued in order to satisfy the terms of Dr. Rafield’s employment agreement as the Chief Executive Officer (the “Offer Letter”) in lieu of a stock option grant for the same number of shares of common stock of the Company that the Board previously approved in connection with her employment.  The terms of her Offer Letter, including the approval of the grant of options, was previously disclosed in the Current Report on Form 8-K, as amended on April 22, 2015.  The issuance of the Warrant was in full satisfaction of the Company’s remaining obligations for the issuance of equity under the Offer Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diadexus, Inc.
(Registrant)

Date: July 2, 2015	By:	/s/ Leone D. Patterson
Leone D. Patterson
Vice President, Finance and Chief Financial Officer